                                                                   EXHIBIT 10.11

                         CONSULTING ENGAGEMENT AGREEMENT

The  Agreement is made and entered into this 9th day of September  2002,  by and between Cognigen Networks, Inc. ("Client"),  a Colorado corporation,  having its principal place of business at 7001 Seaview Avenue,  N.W.,  Suite 210,  Seattle,
Washington 99117; and Combined Telecommunications  Consultancy,  Ltd. ("CTC"), a
Delaware corporation, having its primary business address at 2608 Second Avenue,
#108, Seattle, Washington 98121.

Whereas, Client is an Internet enable telecommunications  marketing business and licensed facilities based carrier, and

Whereas,  CTC is in the business of introducing its clients to potential funding sources,  and potential  acquisition/merger  targets, and is active in assisting its  clients  in the  negotiations  of  debt  and/or  equity  funding  as well a providing consulting services as may be required by its clients, and

Whereas, CTC is intimately  acquainted with the Client's business plan financing needs since its inception as a public  company,  and the Client is very familiar with CTC's  reputation and  capabilities  in all of the above mentioned areas if endeavor, and

Whereas,  CTC is compensated  for its services,  other than strictly  consulting services,  based  upon the  schedule  of fees set  forth  herein,  and only upon successful  completion of debt and/or equity financing,  fulfillment of mergers,
fusions  and/or  acquisitions,   combinations,   joint  ventures,   distribution
agreements or strategic alliances as provided herein.  Consulting  services,  as described  herein,  are  payable  according  to the  schedule  of fees set forth herein.

NOW THEREFORE, in consideration of the premises,  mutual promises,  obligations, representations, and warranties, the parties agree as follows:

Term of Consulting Engagement:

This Agreement will become  effective on September 9, 2002, and will continue in effect for one year,  unless  earlier  terminated  pursuant to the terms of this
Agreement.  The Client may terminate this Agreement at any time, with or without cause,  effective 15 days after receipt of written  notification by certified or registered mail. The Client's  obligations  hereunder shall survive  termination under this Agreement.

Services Provided by CTC:

CTC shall  introduce the Client to prospective  and funding  sources,  and shall assist client in  assembling  and  presenting  materials  for  dissemination  to investment and funding sources.  At the request of the Client, CTC shall provide consulting  services such as drafting,  editing and publishing  business  plans, executive summaries,  corporate profiles,  proposals and memoranda communicating
Client's plans,  intentions and proposals to interested  third parties.  CTC may also,  from  time to time,  provide  other  services  such as  introductions  to companies interested in potential mergers, acquisitions,  fusions, combinations, joint ventures,  distribution agreements and strategic alliances. At the request of the Client CTC shall  assist in  drafting,  editing  and  disseminating  news releases to print and electronic media.

Relationship of the Parties:

It is the express  intention  that CTC be an  independent  contractor and not an employee,  agent,  joint venture,  or partner of the Client.  CTC shall have the right  to  commit  the  Client  to  any  binding  agreement,  and  terms  of any investment,  funding,  or merger,  fusion,  acquisition or combination  shall be subject to the prior approval of the Client.

Right to Accept:

The right to accept any capital  investment  by way of  unsecured  debt or other
secured  credit   facilities,   equity   investment  by  way  of  registered  or
non-registered securities, mergers, fusions, acquisitions,  combinations,  joint
ventures,   strategic  alliances  or  distribution  agreements,   or  any  other
transaction CTC may introduce to the Client is vested solely in the Client.

Fees, Success Fees and Equity Compensation:

Fees, success fees and equity compensation  payable to CTC for services rendered to the client shall be as follows:

1.   Equity  Financing - On the basis of the gross amount received by the Client of equity investment  obtained from an individual source introduced by CTC,
     Client  shall pay CTC, a cash fee of 10% of the first two million  dollars, or any part thereof,  9% of the next three million dollars,  8% of the next five million  dollars,  7% of the next ten million  dollars,  and 6% of the gross  balance  received.  Payment  to CTC  shall  be  made  by the  Client concurrently with its receipt of funds from the equity investor.

2.   Debt  Financing - Client  shall pay CTC a fee of 5% of the gross  amount of any successful  debt financing up to the total amount of the commitment for the credit facility  specifically arranged by CTC. Payment shall be made at the time Client has received the proceeds  from the funding  source.  These fees shall  apply and be payable to CTC for any amounts  received  from the debt financing source for a period of one year from the date of the initial funding of the credit facility.

3.   Convertible  Debentures - Special debt financing  achieved through issuance of convertible debentures shall entitle CTC to receive a cash payment of 5%
     of the total dollar amount of the debentures  issued at the time of initial funding,  and  additional  3%, of the total  amount of shares  issued  upon conversion of the debentures,  payable in common stock of the Client at the time the debenture  are  converted by the bond holder,  or operation of the debenture bond agreement.  Such second payment of 3% shall be upon the same price and conditions as granted to the bondholder.

4.   Mergers, Fusions, Acquisitions,  Combinations, Joint Ventures and Strategic
     Alliances - During the term of this Agreement and extending for a period of one year from the date CTC introduces,  identifies  orally or in writing to the  Client  parties  with  whom  the  Client  subsequently  enters  into a preliminary  or  definitive  agreement  for  merger,  fusion,  acquisition, combination,  joint venture or strategic alliance, the Client agrees to pay
     CTC a  success  fee of 4% of the  value  of the  transaction.  Said  second payment of 3% shall le upon the same price and conditions as granted to the bondholder.

5.   Other Consulting  Services - Upon request and engagement by the Client, CTC shall perform other  consulting  services as may be required by the Client,
     CTC shall  perform  other  consulting  services  as may be  required by the
     Client.  CTC shall be paid an hourly fee of $150 per hour,  billable  in 15 minutes  increments,  with a minimum  engagement  of two  hours.  CTC shall require a text confirmation issued in print, or electronically  transmitted from  Client's  CEO and a written  acknowledgment  by Client's CFO prior to undertaking  any  engagement  services.  Whenever  practicable,  CTC  shall provide Client with a written  estimate of the time such an engagement will require prior to undertaking the assignment.  Billing for such work will be submitted  in  arrears  on a  biweekly  basis  and  shall be  payable  upon presentation.

6.   Expenses - If client requires CTC to travel or otherwise incur expenses for supplies,  third party contractors,  and miscellaneous  expenses, CTC shall first provide an estimate of such cots, and upon  receiving  prior approval in  writing  from  Client's  CEO and CFO,  shall  either  obtain an expense advance or shall pay such costs, and receive  reimbursement from the Client within ten days of submittal of an expense accounting.

     Confidentiality  - CTC will exercise  reasonable care to keep  confidential any  material,  non-public  information  regarding  the Client  obtained in connection with this engagement that was either (i) heretofore  obtained by
     CTC  from  the  Client  in  connection  with  discussions   concerning  any
     transaction,  or (ii) hereafter provided by the Client and, with respect to clauses (i) and (ii),  identified  solely for the purpose  contemplated  by this  engagement  (including,  providing  the  information  to  prospective investors,  lenders,  sellers, buyers and joint venture-strategic  alliance parties unless  specifically  prohibited by the Client),  unless  expressly agreed to by the Client, or required by law.

     Disclosure, Protection And Exclusivity Of Contact And Sources

     CTC may from time to time disclose in writing or oral  communication to the
     Client the names and identities of potential investment,  lending and other funding sources,  merger,  acquisition,  fusion,  joint venture,  strategic alliance and distribution agreement candidates.  If the per sons, companies
     and  institutions  thus  identified  are  not  actively   discussing  with,
     negotiating   with  or  otherwise   engaging  in  the  process  of  pursing
     fulfillment of any of the above cited processes with the Client, or are not personally known to the client's appropriate  executive  personnel,  or are known  only  be  reputation  on a  general  information  basis,  then  such disclosure  when  made  by  CTC  to  the  client  will  be  considered  and introduction of first  impression,  and will entire entitle CTC to all fees and  expenses  cited under this  agreement.  In the case of  companies  and funding  presently known to the Client and CTC such as, but not limited to,
     OPEX,  UniTel,  Planet Earth,  Sonus,  EOT,  Quandrant,  One Star,  Capsule
     Communications,  Amerivision,  Covista,  Sartec, erbia, MCG,  International
     Monetary Resources, iCapital, West Park Financial, Weatherly Securities and
     ING, with whom past negotiations  have expired or are inactive,  renewal of all contacts and opportunities  through the efforts of CTC will entitle CTC to  full  fees  listed  hereunder.  Specifically  excluded  is any  funding originating  with Roccus Capital  Partners and Stanford  Financial Group or
     any of its subsidiaries, unless the client requests such services by CTC as would merit success fees.  Client may,  however retain CTC to perform other or additional  duties from which CTC will be entitled to hourly fees as may be appropriate.  However, should Roccus Capital or Stanford Financial Group or its  subsidiaries  participate  in a  P.I.P.E.  in which  other  funding entities  comprise a majority  of  funding,  the CTC will have the right to earn success fees on the entire P.I.P.E.  including the portion  subscribed
     to  by  Roccus  Capital  or  Stanford   Financial   Group  or  any  of  its
     subsidiaries.

     Representations  and  Warranties - the Client  represents and warrants that this  Agreement  has been duly  authorized,  and,  upon due  execution  and
     delivery,   will  constitute  a  legal,  valid,   binding  and  enforceable
     obligation of the Client.  CTC  represents and warrants that this Agreement has been duly  authorized,  and,  upon due  execution  and  delivery,  will constitute a legal, valid, binding and enforceable obligation of CTC.

     Assignment - No party to this  Agreement  may assign this  Agreement or its rights or obligations  hereunder  without the prior written  consent of the other party.

     Arbitration  - This  Agreement  is governed  under the laws of the State of
     Washington.  During and after the term or any extension of the term of this
     Agreement, any dispute,  controversy or claim arising out of or relating to this Agreement, or the breach thereof between CTC and the Client ("Arbitral
     Claims") shall be settle by binding  arbitration in Seattle,  WA, according to the Federal  Arbitration Act, 9 U.S.C.ss.  1, et seq.,  inasmuch as this
     Agreement  concerns  transactions  involving  interstate  commerce  and the corporation laws of the State of Washington. Arbitral Claims shall include, but are not limited to,  contract  (express or implied)  and tort claims of all kinds, as well as all claim based on any federal,  state, or local law, statute or regulation.  If appropriate,  each of the parties hereby submits to the jurisdiction of the state and federal courts in Seattle,  Washington to fulfill these purposes.

     Pending the final  disposition of a dispute  arising out of the termination of  this  Agreement  by CTC,  the  parties  shall,  at all  times,  proceed diligently with the performance of this Agreement.

     The arbitrator(s)  shall be selected as follows:  The parties shall jointly select  one  impartial  arbitrator  in the event the  dispute  is less than
     $50,000. In the event the parties cannot agree on one arbitrator within the following twenty (20) days, and those two selected arbitrators shall select
     the  third   arbitrator  who  will  comprise  a   three-person   panel  for
     arbitration.   All  arbitration  matters  shall  be  held  and  decided  in
     accordance   with  the  Commercial   Arbitration   Rules  of  the  American
     Arbitration  Association ("AAA"),  but without the administration,  cost or supervision  of AAA.  In any  arbitration,  the  burden  of proof  shall be allocated as provided in applicable law, and the  arbitrator(s)  shall have the authority to award or grant legal,  equitable,  and declaratory  relief only to the same extent as if the case were brought in a civil court.

     The  arbitrator(s),  in addition to  declaratory  relief,  preliminary  and
     permanent   injunctive  relief  and  compensatory   damages,   shall  award
     reasonable attorney's fees and costs to the prevailing party.

     Confirmation  and  enforcement  of the  decision  and ward  rendered by the arbitrator or panel of  arbitrators  shall be binding and may be entered in any court having  jurisdiction  thereof for confirmation and enforcement of the arbitration decision and award.

     Severability - If any portion of this Agreement shall be held invalid, such invalidity  shall not  affect  the  other  provisions  hereof,  and to this extent,  the  provisions of this  Agreement are intended to be and shall be deemed severable.

     Miscellaneous - This Agreement is the entire  understanding  of the parties hereto with  respect to the subject  matter  contained  herein,  and may be amended  only  by  written  instrument  executed  by  the  parties  hereto,
     notwithstanding   a  purported   amendment  is   supported  by   additional
     consideration. This Agreement

     Nothing  contained in the Agreement shall be deemed to create any fiduciary relationship between the parties.

     Any  notice  or  other  communication  required  or  permitted  under  this
     Agreement  shall be  sufficiently  given if sent by certified or registered mail, postage prepaid and return receipt  requested,  to the address of the parties set forth in the first paragraph of this Agreement, or such address as may have been provided in like manner to both parties to this Agreement.
     Any notice that is sent by mail under this  Agreement  shall be  considered received on the date on which it is actually  delivered  to the premises of the party, to whom it is properly  addressed,  such dare to be conclusively evidenced by the date of the return receipt.

     IN WITNESS  WHEREOF,  the parties  caused this  Agreement to be executed by their duly authorized representatives as September 9, 2002.

                  Cognigen Networks, Inc.

            By:   /s/ Darrell H. Hughes               Date: September 10, 2002
               ---------------------------------
                 Darrell H. Hughes
                 Chief Executive Officer

                  Combined Telecommunications Consultancy, Ltd.

            By:   /s/ Peter Tilyou              Date: September 10, 2002
               ---------------------------
                 Peter Tilyou
                 Managing Director

COGNIGEN
COGNIGEN NETWORKS, INC., 7001 SEAVIEW AVENUE NW, SUITE 210, SEATTLE, WA 98117 **
Phone 206-297-6151 ** Fax 206-297-6161

                                                                David L. Jackson
                                                 Senior Vice-President/Secretary
                                                                     PO Box 1443
                                                             Lafayette, CA 94563
                                                              phone 925-299-9122
                                                         cell phone 858-735-5023
                                                                fax 925-299-9334
                                                        e-mail: jackson-d@ld.net
                                                                ----------------

September 9, 2003

Mr. Peter Tilyou
Combined Telecommunications Consultacy, Ltd.
2608 Second Avenue, #108
Seattle, Washington 98121

                              Re:  Extension of Consultancy Agreement

Peter,

This letter is to confirm the discussions and agreement by and between  Cognigen and you on behalf of CTC for extension of the  CONSULTING  ENGAGEMENT  AGREEMENT entered  into  September  9, 2002,  by and between  Cognigen  and CTC.  The only modification of the Agreement involves the following  provision,  which shall be as follows:

      Term of Consulting Engagement:

     This  Agreement  will  become  effective  on  September  9, 2003,  and will continue in effect for one year, unless earlier terminated  pursuant to the terms of this  Agreement.  The Client may terminate  this  Agreement at any time,  with or without  cause,  effective 15 days after  receipt of written notification  by certified or  registered  mail.  The Client's  obligations hereunder shall survive termination of this Agreement.

Cognigen's  management and I personally  express  sincere  appreciation  for the efforts you have  expended on behalf of Cognigen.  You have  dedicated  far more time an effort than that which you have requested compensation.

Respectfully submitted,
Cognigen Networks, Inc.

/s/ David L. Jackson
David L. Jackson
Corporate Secretary and Senior Vice President Corporate and Legal Affairs

AGREEMENT MODIFICATION ACKNOWLEDGED AND ACCEPTED:

      By:
         ---------------------------------------
           Peter Tilyou